UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COVETRUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS TO

BE HELD ON NOVEMBER 17, 2020

On October 26, 2020, Covetrus, Inc. (the “Company”) filed a definitive proxy statement (the “proxy statement”) with the Securities and Exchange Commission regarding its Special Meeting of Shareholders (the “Special Meeting”) to be held on November 17, 2020. The following information supplements and relates to the proxy statement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the proxy statement.

As explained more fully in the Company’s Current Reports on Form 8-K filed on May 1, 2020 and May 19, 2020, on April 30, 2020, the Company entered into an Investment Agreement (the “Investment Agreement”) with CD&R VFC Holdings, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), an affiliate of Clayton, Dubilier & Rice LLC (“CD&R”), pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 250,000 shares of the Company’s 7.5% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in a private placement for aggregate gross proceeds to the Company of $250 million.

The Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price and at a conversion rate set forth in the Certificate of Designation, Preferences and Rights governing the Series A Preferred Stock (the “Certificate of Designations”) as filed on our Current Report on Form 8-K on May 19, 2020. Pursuant to the Investment Agreement, on May 19, 2020, the Company issued 250,000 shares of its Series A Preferred Stock to the Purchaser.

On September 9, 2020, the Company converted a portion of the Series A Preferred Stock issued to the Purchaser into shares of its Common Stock. Additional information regarding this conversion may be found in the Company’s Current Report on Form 8–K filed on September 9, 2020. In connection with such conversion, the Company issued 14,357,478 shares of its Common Stock to the Purchaser (the “Converted Shares”). Directors Ravi Sachdev and Sandra E. Peterson recused themselves from the deliberations and vote by the Company’s board of directors (the “Board”) on whether to convert the Series A Preferred Stock.

On October 26, 2020, the Company filed the definitive proxy statement seeking, via Proposal 1, stockholder approval to convert the remaining shares of the Series A Preferred Stock into shares of Common Stock pursuant to NASDAQ Listing Rule 5635(b) to provide for the elimination of preferred dividends. In response to inquiries from stockholders, the Company is issuing this statement to clarify that the Purchaser is not entitled to vote its Converted Shares as part of a stockholder vote conducted pursuant to NASDAQ Listing Rule 5635(b), as explained in interpretive guidance provided by NASDAQ. Accordingly, the Purchaser is not eligible to vote the Converted Shares in connection with Proposal 1 at the Special Meeting and the Company will not count the Converted Shares in determining whether stockholder approval is received for Proposal 1. Directors Ravi Sachdev and Sandra E. Peterson recused themselves from the Board’s deliberations and vote in connection with the proxy statement, the Special Meeting and the conversion of the remaining shares of the Series A Preferred Stock.

The Board recommends that you vote your shares “FOR” approval of the conversion of the Series A Convertible Preferred Stock into shares of Common Stock pursuant to NASDAQ Listing Rule 5635(b) to provide for the elimination of the preferred dividends (Proposal No. 1).

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the proxy statement.

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